                                                                    EXHIBIT 10.1

                              REFINANCING AGREEMENT


         AGREEMENT dated as of November 6, 2002 between Conexant Systems, Inc., a Delaware corporation ("CONEXANT"), and Skyworks Solutions, Inc., a Delaware corporation formerly known as Alpha Industries, Inc. ("SKYWORKS").

                             PRELIMINARY STATEMENTS

         A. Skyworks proposes to issue Junior Notes (as defined below) in an aggregate principal amount of not less than $160 million.

         B. Skyworks proposes to apply a portion of the proceeds of the issuance of such Junior Notes to indebtedness owing by it to Conexant under the Financing Agreement (as defined below).

         C. Skyworks also proposes to issue Senior Convertible Notes (as defined below) to Conexant in exchange for indebtedness outstanding under the Financing Agreement.

                                    SECTION 1

                      DEFINED TERMS; RULES OF CONSTRUCTION

1.1 DEFINED TERMS. In this Agreement, terms defined in Exhibit A shall have the meanings set forth therein, terms defined in the preamble, preliminary statements or other sections of this Agreement shall have the meanings set forth therein, and capitalized terms used but not otherwise defined in this Agreement which are defined in the Financing Agreement shall have the meanings set forth in the Financing Agreement.

1.2 RULES OF CONSTRUCTION. The rules of construction set forth in Exhibit A shall apply to this Agreement.

                                    SECTION 2

                                   REFINANCING

2.1 REPAYMENT OF NOTES. Subject to the terms and conditions of this Agreement, immediately after the closing of the issuance and sale of Junior Notes by Skyworks on the Closing Date, Skyworks shall make the following payments to Conexant:

         2.1.1    an amount equal to:

                           (A) if the aggregate purchase price payable to Skyworks for the Junior Notes minus the sum of (1) $120 million plus (2)





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                           50% of the amount payable by Skyworks as commissions,
                           discounts, underwriting or placement fees in connection with the sale of the Junior Notes (the "SPREAD") is less than $40 million, then $105 million minus 50% of the Spread, or

                           (B) otherwise, $105 million,

                  which amount shall be applied by Conexant as a prepayment or repayment of Acquisition Notes; plus

         2.1.2 $15 million, which amount shall be applied by Conexant as a repayment of principal of Revolving Loans; plus

         2.1.3 if the Net Cash Proceeds from the sale of Junior Notes exceeds $160 million, an amount equal to 50% of the Net Cash Proceeds in excess of $160 million, which amount shall be applied by Conexant as a repayment of principal of Revolving Loans.

2.2 EXCHANGE OF INTERIM CONVERTIBLE NOTES. Subject to the terms and conditions of this Agreement, immediately after the payments required by Section
2.1 have been made, Interim Convertible Notes shall be exchanged for Acquisition Notes as follows:

         2.2.1 Skyworks shall authorize, execute, issue and deliver to Conexant Interim Convertible Notes, dated the Closing Date, in an aggregate principal amount equal to the aggregate principal amount of the Acquisition Notes then outstanding (after giving effect to the prepayment made pursuant to Section 2.1) in exchange for Acquisition Notes delivered by Conexant in accordance with Section 2.2.2.

         2.2.2 Conexant shall deliver to Skyworks, against receipt of Interim Convertible Notes as provided in Section 2.2.1, all of the Acquisition Notes, marked "Paid in Full."

         2.2.3 Conexant and Skyworks agree that the exchange contemplated by this Section 2.2 shall be made in a manner that will not require registration under the Securities Act.

2.3 SENIOR CONVERTIBLE NOTES. Subject to the terms and conditions of this Agreement, promptly and in any event no later than ten days after the Closing Date, Skyworks shall authorize, execute and deliver the Indenture and the other Senior Note Documentation (other than Senior Convertible Notes) and, thereafter, promptly after any demand by Conexant in accordance with Section 9 of the Interim Convertible Notes, shall issue, execute and deliver to Conexant Senior Convertible Notes in exchange for Interim Convertible Notes, as follows:

         2.3.1 Skyworks shall issue Senior Convertible Notes, dated the Closing Date, in an aggregate principal amount equal to the aggregate principal amount of Interim Convertible Notes to be exchanged.

         2.3.2 Conexant shall deliver to Skyworks, against receipt of the Senior Convertible Notes as provided in Section 2.3.1, the Interim Convertible Notes to be exchanged, marked "Paid in Full."

         2.3.3 Conexant and Skyworks agree that the exchange contemplated by this Section 2.3 shall be made in a manner that will not require registration under the Securities Act.

2.4 ADDITIONAL SENIOR CONVERTIBLE NOTES. Subject to the terms and conditions of this Agreement, Skyworks shall have the right to repay a portion of the aggregate principal amount of Revolving Loans outstanding after the payments provided for in Section 2.1 by issuing additional Senior Convertible Notes as follows:

         2.4.1 If at any time the aggregate outstanding principal amount of Revolving Loans is less than $20 million (after giving effect to any repayment provided in Section 2.1) as a result of repayments made in dollars, and Skyworks elects to terminate the entire Commitment and the Financing Agreement, Skyworks shall repay the entire principal amount of Revolving Loans then outstanding and may elect to make such repayment by authorizing, executing, issuing and delivering to Conexant Senior Convertible Notes in an aggregate principal amount equal to the entire principal amount of Revolving Loans then outstanding.

         2.4.2 Upon such repayment of principal, issuance of such Senior Convertible Notes, and repayment, in dollars, of all accrued interest and fees and all other amounts due and owing under the Financing Agreement to the date of repayment, the Commitment shall terminate, the Termination Date shall occur, no Loans shall be deemed outstanding under the Financing Agreement, Conexant shall deliver any Revolving Note marked "Paid in Full" and the provisions in Section 9.6 of the Financing Agreement shall apply.

         2.4.3 Conexant and Skyworks agree that the exchange contemplated by this Section 2.4 shall be made in a manner that will not require registration under the Securities Act.

                                    SECTION 3

                                  AMENDMENT OF
                               FINANCING AGREEMENT

3.1 AMENDMENT OF FINANCING AGREEMENT. Subject to the terms and conditions of this Agreement and the Amendment, on the Closing Date, the Financing Agreement shall be amended, effective as of the Closing Date, as set forth in the Amendment, which shall be executed and delivered by the parties thereto.

3.2 REGISTRATION RIGHTS AGREEMENT. Subject to the terms and conditions of this Agreement, on the Closing Date, Skyworks and Conexant shall execute and deliver the Registration Rights Agreement.

                                    SECTION 4

                              CONDITIONS PRECEDENT

4.1 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 6.2):

         4.1.1 This Agreement shall have been signed by each of the parties hereto.

         4.1.2 Skyworks shall have executed and delivered an agreement for the sale of the Junior Notes on the terms and conditions set forth in the Junior Note Documentation.

4.2 CONDITIONS PRECEDENT TO EXCHANGES. Conexant's obligation to exchange the Revolving Note for Senior Convertible Notes pursuant to Section 2.4 shall be subject to satisfaction of the following conditions precedent:

         4.2.1 Each of the conditions set forth in Section 4.1 shall be satisfied as of the date of the exchange.

         4.2.2    The Senior Note Documentation shall have become effective.

         4.2.3 No event which, with notice, lapse of time or both, would cause or permit any Senior Convertible Note to become or be declared due and payable prior to its stated maturity shall have occurred and be continuing as of the date of such exchange.

         4.2.4 The money repayment required by Section 2.4.1 shall be funded from sources other than Conexant and shall represent all of the Net Cash Proceeds to Skyworks from any related Asset Sales, financing, capital raising or other transactions, in each case permitted under the terms of the

                  Financing Agreement, up to the aggregate principal amount of the Revolving Loans.

         4.2.5 All accrued interest, fees or other amounts due and payable under the Financing Agreement, through the date of such exchange, shall have been paid in full, in dollars.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

5.1 CONEXANT REPRESENTATIONS. Conexant represents and warrants to Skyworks as follows:

         5.1.1 Conexant (i) is duly organized and validly existing under the laws of Delaware, (ii) is in good standing under such laws, and (iii) has full power and authority to execute, deliver and perform its obligations under, the Refinancing Documents.

         5.1.2 Conexant's execution, delivery, and performance of the Refinancing Documents have not resulted, and will not result, in a breach or violation of any provision of (i) Conexant's organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Conexant, (iii) any judgment, injunction, decree or determination applicable to Conexant, or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which Conexant may be bound or to which any of the assets of Conexant are subject, in each case, other than any breach or violation that would not adversely affect the ability of Conexant to perform its obligations under the Refinancing Documents.

         5.1.3 Each of the Refinancing Documents (other than the Interim Convertible Notes and the Senior Note Documentation) (i) has been duly and validly authorized, executed and delivered by Conexant, and (ii) is the legal, valid and binding obligation of Conexant, enforceable against Conexant in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies.

         5.1.4 No notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other entity is or will be required for Conexant to execute, deliver and perform its obligations under the Refinancing Documents.

         5.1.5 No commission or other remuneration has been paid or given directly or indirectly by Conexant in connection with or for soliciting the exchanges contemplated by Section 2 of this Agreement. Conexant has not engaged any broker, finder or banker (other than Credit Suisse First Boston) in connection with the transactions contemplated by this Agreement, and Skyworks has no liability for any amounts payable as fees or expenses of Credit Suisse First Boston for services rendered to Conexant in connection with such transactions.

5.2 SKYWORKS REPRESENTATIONS. Skyworks represents and warrants to Conexant as follows:

         5.2.1 Skyworks (i) is duly organized and validly existing under the laws of Delaware, (ii) is in good standing under such laws, and (iii) has full power and authority to execute, deliver and perform its obligations under, the Refinancing Documents.

         5.2.2 Skyworks' execution, delivery, and performance of the Refinancing Documents have not resulted, and will not result, in a breach or violation of any provision of (i) Skyworks' organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Skyworks, (iii) any judgment, injunction, decree or determination applicable to Skyworks, or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which Skyworks may be bound or to which any of the assets of Skyworks are subject, in each case, other than any breach or violation that would not adversely affect the ability of Skyworks to perform its obligations under the Refinancing Documents.

         5.2.3 Each of the Refinancing Documents (other than the Senior Note Documentation) (i) has been duly and validly authorized, executed, and delivered by Skyworks, and (ii) is the legal, valid, and binding obligation of Skyworks, enforceable against Skyworks in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies.

         5.2.4 No notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other entity is or will be required for Skyworks to execute, deliver and perform its obligations under the Refinancing Documents, other than the filings contemplated by the Registration Rights Agreement.

         5.2.5 No commission or other remuneration has been paid or given directly or indirectly by Skyworks in connection with or for soliciting the exchanges contemplated by Section 2 of this Agreement. Skyworks has not engaged any broker, finder or banker (other than Credit Suisse First Boston and Goldman Sachs & Company) in connection with the transactions contemplated by this Agreement, and Conexant has no liability for any amounts payable as fees or expenses of Credit Suisse First Boston or Goldman Sachs & Company for services rendered to Skyworks in connection with such transactions.

         5.2.6 The Conexant Notes when issued and delivered will be validly authorized and issued, and legal, valid and binding obligations of Skyworks, enforceable against Skyworks in accordance with the respective terms of the Conexant Notes, except that such enforceability may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies.

         5.2.7 The Junior Note Documentation and the Senior Note Documentation, when executed and delivered will be, validly authorized, duly executed and delivered and legal, valid and binding obligations of Skyworks, enforceable against Skyworks in accordance with the respective terms of the Junior Note Documentation and the Senior Note Documentation, except that such enforceability may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies.

         5.2.8 The Indenture, when executed and delivered, will comply with the requirements under the TIA.

         5.2.9 The offer, sale and exchange of Interim Convertible Notes pursuant to this Agreement is, and the offer, sale and exchange of Senior Convertible Notes pursuant to the Senior Note Documentation will be, exempt from the registration requirements of the Securities Act.

         5.2.10 The Interim Convertible Notes, when issued and delivered, will be entitled to the benefits of the collateral security and guaranties provided in the Financing Agreement.

         5.2.11 Skyworks is, and after giving effect to each of the transactions contemplated by this Agreement, the Junior Note Documentation and the Senior Note Documentation will be, Solvent.

         5.2.12 The representations and warranties made by Skyworks in the Junior Note Documentation are accurate and complete and are hereby made to Conexant as if set forth verbatim in this Agreement.

                                    SECTION 6

                                  MISCELLANEOUS

6.1 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telegram, facsimile, telecopy or telex, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid, addressed as follows:

         6.1.1    If to Skyworks:

                           Skyworks Solutions, Inc.
                           20 Sylvan Road
                           Woburn, MA  01801
                           Fax: (617) 824-4426
                           Attention: Paul E. Vincent
                                      Chief Financial Officer

                           with a copy to (not effective for purposes of notice):

                           Skyworks Solutions, Inc.
                           20 Sylvan Road
                           Woburn, MA  01801
                           Fax:  (617) 824-4564
                           Attention:    General Counsel

         6.1.2    If to Conexant:

                           Conexant Systems, Inc.
                           4311 Jamboree Road
                           Newport Beach, CA  92660-3095
                           Fax: (949) 483-6388
                           Attention: Dennis E. O'Reilly
                                      Senior Vice President, General Counsel
                                      and Secretary
                           with a copy to (not effective for purposes of notice):

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Fax: (212) 541-5369
                           Attention: Peter R. Kolyer, Esq.


or to such other address as may be specified from time to time by Skyworks or Conexant on notice to the other party. Such notice or communication will be deemed to have been given as of the date so personally delivered, telegraphed, telecopied, telexed, mailed or sent by courier.

6.2 WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each party directly affected thereby.

6.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each party and its successors and assigns and shall inure to the benefit of Conexant and its successors and assigns.

6.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and by facsimile, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7      JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         6.7.1 NEW YORK COURTS. Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Conexant may otherwise have to bring any action or proceeding relating to this Agreement against any party or its properties in the courts of any other jurisdiction.

         6.7.2 VENUE. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court located in New York City. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         6.7.3 SERVICE OF PROCESS. Each party irrevocably consents to service of process in the manner provided for notices in Section 6.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

6.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER REFINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.8.

6.9 ENTIRE AGREEMENT. This Agreement and the other Refinancing Documents embody the entire agreement and understanding between the parties and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.

6.10 NO THIRD-PARTY BENEFICIARIES. This Agreement shall be binding on and inure solely to the benefit of each party hereto and their permitted successors and assigns and the Indemnitees, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.11 TERMINATION. This Agreement shall terminate and have no further force or effect if the closing of the issuance and sale of Junior Notes has not been consummated on or before November 13, 2002.

6.12 EXCULPATION. There can be no assurances that Skyworks will be able to consummate the issuance of the Junior Notes and, anything herein to the contrary notwithstanding, Skyworks shall have no liability whatsoever in the event that the issuance of the Junior Notes is not consummated.

6.13 EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                (remainder of this page intentionally left blank)

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    CONEXANT SYSTEMS, INC.

                                    By: /s/ Balakrishnan S. Iyer
                                        ----------------------------------------
                                        Name: Balakrishnan S. Iyer
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                    SKYWORKS SOLUTIONS, INC.

                                    By: /s/ David J. Aldrich
                                        ----------------------------------------
                                        Name: David J. Aldrich
                                        Title: President and Chief Executive
                                               Officer

                                                                       EXHIBIT A



                                   DEFINITIONS


1.1 DEFINED TERMS. The following terms shall have the meanings set forth below:

         "ACQUISITION NOTES" has the meaning set forth in the Financing
Agreement.

         "AGREEMENT" means this Refinancing Agreement and all Exhibits and Schedules.

         "AMENDMENT" means the First Amendment of the Financing Agreement in the form annexed as Exhibit B.

         "CLOSING DATE" means November 12, 2002 or such other date as shall be mutually agreed by Conexant and Skyworks.

         "CONEXANT NOTES" means the Interim Convertible Notes and the Senior Convertible Notes issued by Skyworks to Conexant, individually and collectively.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "FINANCING AGREEMENT" means the Financing Agreement dated as of June 25, 2002 among Conexant, Skyworks (formerly known as Alpha Industries, Inc.) and certain subsidiaries of Skyworks.

         "INDENTURE" means the indenture for the Senior Convertible Notes, to be agreed by Conexant and Skyworks prior to the Closing Date and annexed as Exhibit C, appropriately completed.

         "INTERIM CONVERTIBLE NOTES" means promissory notes of Skyworks, substantially in the form annexed as Exhibit D, appropriately completed in conformity herewith, with such changes therein as may be approved by Conexant and Skyworks.

         "JUNIOR NOTE DOCUMENTATION" means the Junior Notes and any indenture, purchase agreement, subscription agreement, registration rights agreement, certificate or other instrument governing, representing or setting forth the terms and conditions of, or the authorization, issuance, offer and sales of, Junior Notes.

         "JUNIOR NOTES" means 4.75% convertible subordinated notes of Skyworks due November 2007, individually and collectively.

         "NET CASH PROCEEDS" means with respect to any creation or incurrence of Indebtedness or issuance or sale of capital stock of Skyworks or its subsidiaries, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses (including reasonable broker's fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, and underwriter's discounts and commissions) incurred in connection therewith.

         "REFINANCING DOCUMENTS" means this Agreement, the Amendment, the Interim Convertible Notes, the Registration Rights Agreement, and the Senior Note Documentation, individually and collectively.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement to be agreed by Conexant and Skyworks prior to the Closing Date and annexed as Exhibit E, appropriately completed, which shall contain substantially the same terms and conditions as the registration rights agreement for the Junior Notes, except that the registration thereunder shall (i) cover the Senior Convertible Notes and the common stock of Skyworks into which any Conexant Notes may be converted (the "REGISTRABLE SECURITIES") and (ii) be continuously effective for the period commencing not later than 90 days after the Closing Date and ending December 31, 2005 (subject to the limitations, black-out periods and other suspensions set forth therein).

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "SENIOR CONVERTIBLE NOTES" means any promissory note of Skyworks issued pursuant to the Indenture.

         "SENIOR NOTE DOCUMENTATION" means the Senior Convertible Notes, the Indenture and any purchase agreement, subscription agreement, certificate or other instrument governing, representing or setting forth the terms and conditions of, or the authorization, issuance, offer and sales of, the Senior Convertible Notes, the Registration Rights Agreement, in each case, in form and substance reasonably satisfactory to Conexant and Skyworks (it being understood that the terms of the Senior Convertible Notes will be similar in all material respects to the terms of the Interim Convertible Notes, with such changes as may be appropriate under the circumstances, including those relating to the Trustee, the Indenture, and the benefits of the Registration Rights Agreement).

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "TRUSTEE" means the Trustee under the Indenture.

1.2 RULES OF CONSTRUCTION. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase

"without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns (subject to any restrictions on such assignments set forth herein), (c) the words "herein", "hereof" and "hereunder", and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, and (f) any reference to any law, rule or regulation shall be construed to mean that law, rule or regulation as amended and in effect from time to time. Each covenant in this Agreement shall be given independent effect, and the fact that any act or omission may be permitted by one covenant and prohibited or restricted by any other covenant (whether or not dealing with the same or similar events) shall not be construed as creating any ambiguity, conflict or other basis to consider any matter other than the express terms hereof in determining the meaning or construction of such covenants and the enforcement thereof in accordance with their respective terms.

1.3 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

1.4 HEADINGS DESCRIPTIVE. The headings of the several Sections are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.